Exhibit 10.27

PROMISSORY NOTE

U.S.$261,957,114	Sunnyvale, California
June 30, 2003

FOR VALUE RECEIVED, FASL LLC, a Delaware limited liability company (“Maker”), promises to pay to Advanced Micro Devices, Inc., a Delaware corporation (together with its successors and permitted assigns, “Payee”), the principal sum of U.S.$261,957,114, together with interest as provided in this Note (such outstanding principal amount, the “Loan”), as follows:

1. Interest. On the last day of each calendar quarter, Maker shall pay interest on the Loan in arrears at a rate (the “Interest Rate”) equal to seven percent (7%) per annum. The Interest Rate shall apply both before and after Payee obtains any judgment on this Note. Interest shall accrue from the date hereof and shall continue to accrue, on the basis of a 365 day year, on the outstanding principal through (but not including) the date upon which such principal is paid in full.

2. Maturity and Acceleration. Maker shall repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest at the Interest Rate to (but not including) the date of payment and all costs, expenses, and other sums then due under this Note (collectively, the “Obligations”), upon the first to occur of: (i) June 30, 2006; or (ii) any default by Maker under this Note, after Payee, in accordance with Section 6 hereof, notifies Maker that the Loan has been accelerated (the “Final Maturity Date”).

3. Schedule of Repayment. Maker shall repay the principal amount of the Loan in four equal quarterly installments, payable on September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006.

4. Payments. Maker shall pay all Obligations in lawful money of the United States in immediately available funds, free and clear of, and without deduction or offset for, any present or future taxes, levies, imposts, charges, withholdings, or liabilities with respect thereto; or any other defenses, offsets, set-offs, claims, counterclaims, credits, or deductions of any kind. Maker’s obligations under this Note are completely independent of all circumstances whatsoever other than as expressly described in this Note and in Section 5.1.2 of the Amended and Restated Operating Agreement dated as of June 30, 2003 (the “Operating Agreement”) among Maker, Payee and the other parties thereto. Any payment which is due hereunder on a day which is not a business day shall be paid on the immediately preceding business day, together with interest through (but not including) the actual date of payment. Each payment under this Note shall first be credited against accrued and unpaid interest, and the remainder shall be credited against principal. Payments shall be made to Payee at the address for Payee set forth in the signature page hereto or at such other place and/or bank account as may be specified from time to time by Payee in a written notice delivered to Maker. Subject to the provisions of the Operating Agreement, Maker may at any time in whole or in part, without premium or penalty, prepay the outstanding principal amount of this Note plus all then accrued but unpaid interest thereon.

5. Usury Savings. Nothing in this Note shall require Maker to pay or permit Payee to collect from Maker interest exceeding the maximum amount permitted by law in commercial loan transactions between parties of the character of the parties to this Note. Maker shall not be obligated to pay any interest in excess of such maximum amount. The interest payable under this Note by Maker shall in no event exceed such maximum amount.

6. Default. In the event of default in payment of this Note, Maker shall pay all costs of collection, including all costs and reasonable attorneys’ fees and expenses, whether or not suit is filed on this Note. Except to the extent prohibited by the terms of Section 8 hereof, upon any default in the payment of interest on or principal of this Note, the Payee may accelerate the Obligations, which shall thereupon become immediately due and payable in full.

7. Overdue Rate. If any payment required by this Note becomes more than five days overdue, then the Interest Rate shall, during the period of default, be 2% higher than the otherwise applicable rate.

8. Subordination. The “Terms of Subordination” set forth in Exhibit C (the “Terms of Subordination”) to the Amended and Restated Term Loan Agreement dated as of July 11, 2003 among Maker, certain lenders party thereto, and General Electric Capital Corporation as agent for the lenders are hereby incorporated by reference. Maker and Payee acknowledge and agree that for purposes of the Terms of Subordination (a) this Note shall be a “Designated Agreement” and (b) Payee shall be a “Subordinated Party”.

9. Notices. All notices, requests, instructions or consents required or permitted under this Note shall be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) ten (10) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt. All communications will be sent to the addresses listed on the signature page hereto (or to such other address or facsimile number as may be designated by either Maker or Payee by giving the other written notice pursuant to this Section 9).

10. Waivers. Maker and any endorsers and guarantors of this Note, and all others who may become liable for all or any part of the obligations evidenced by this Note, severally waive presentment for payment, protest, notice of protest, dishonor, notice of dishonor, demand, notice of non-payment, and the benefit of all statutes, ordinances, judicial rulings, and other legal principles of any kind, now or hereafter enacted or in force, affording any right of cure or any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by the holder in respect of this Note. THE PARTIES WAIVE JURY TRIAL IN ANY ACTION TO ENFORCE OR INTERPRET, OR OTHERWISE ARISING FROM, THIS NOTE.

11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AS APPLIED TO AGREEMENTS AMONG CALIFORNIA RESIDENTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA (WITHOUT

REFERENCE TO ANY CHOICE OR CONFLICTS OF LAWS RULES OR PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

12. Amendments and Waivers. This Note may not be modified or amended and no waiver shall be effective unless such modification, amendment or waiver is in writing and executed by Maker and Payee. No failure or delay by Payee in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement by Payee of any other right, power or privilege.

13. Assignment. Advance Micro Devices, Inc. may not assign its rights under this Note except as provided in, and to the extent permitted by, Section 9.3 of the Operating Agreement and any purported assignment by such person in violation of the terms hereof shall be void ab initio.

14. Severability. If any provision in this Note is found or held to be invalid or unenforceable, then the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Note which will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by the Payee. In such event, Maker and Payee shall use their respective best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects their intent in with respect to this Note.

15. Further Assurances. Maker shall execute, acknowledge, and deliver to Payee such additional documentation as Payee shall reasonably require to further evidence and confirm Maker’s obligations under the Loan and this Note.

16. Dispute Resolution. Maker and, by accepting this Note, Payee each hereby agree that claims, disputes or controversies of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Note, shall be resolved in accordance with the dispute resolution procedures set forth in Schedule A to the Operating Agreement, which is hereby incorporated by reference herein and shall be applied mutatis mutandis.

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IN WITNESS WHEREOF, Maker by its duly authorized officer has executed this Promissory Note this 30th day of June, 2003.

FASL LLC

By:	/s/ Thomas M. McCoy
Name: Thomas M. McCoy
Title: Manager

Address:	FASL LLC One AMD Place M/S 150 P.O. Box 3453 Sunnyvale, California 94086 U.S.A.
Facsimile:	(408) 774-7399